EXHIBIT 99.1

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Travere Therapeutics Provides Corporate Update and 2026 Outlook

U.S. FILSPARI reaches all-time highs of 908 new PSFs and net product sales of approximately $103 million in 4Q 2025
Company positioned for successful commercial launch of FILSPARI in FSGS, if approved
Pivotal Phase 3 HARMONY Study of pegtibatinase in classical HCU to restart in 1Q 2026

SAN DIEGO, January 12, 2026 – Travere Therapeutics, Inc. (NASDAQ: TVTX) today announced that, based on preliminary and unaudited financial data, the Company expects total U.S. net product sales for the fourth quarter of 2025 to be approximately $127 million. For the fiscal year 2025, the Company expects total U.S. net product sales to be approximately $410 million. The Company ended 2025 with approximately $323 million in cash, cash equivalents, and marketable securities. The Company also provided an update on key corporate, clinical, and regulatory development initiatives, including anticipated 2026 milestones.
“The fourth quarter closed out an exceptional year of commercial execution with FILSPARI, as our teams were able to reach a record number of patients with IgAN, reinforcing its role as foundational therapy,” said Eric Dube, Ph.D., president and chief executive officer of Travere Therapeutics. “As we move into 2026, we are focused on sustaining this momentum while preparing for a successful commercial launch of FILSPARI in FSGS, which, if approved, would be the first approved medication for these patients facing potential kidney failure. In addition, we are well-positioned to restart the pivotal Phase 3 HARMONY Study of pegtibatinase in the first quarter now that we have further optimized our manufacturing process. This marks an important next step in advancing our pipeline and delivering the first potentially disease-modifying therapy for people living with classical HCU.”
Program Updates and Anticipated 2026 Milestones
FILSPARI® (sparsentan) – IgA Nephropathy (IgAN)
•908 new patient start forms (PSFs) were received during the quarter, driven by continued demand from repeat and new prescribers.
•Preliminary U.S. net product sales of FILSPARI totaled approximately $103 million in the fourth quarter of 2025, representing 108% growth year-over-year; approximately $322 million for the full year 2025.
•In October 2025, the Company received a $40 million milestone payment from its collaborator CSL Vifor, following market access achievements. CSL Vifor has launched FILSPARI in Germany, Austria, Switzerland, Luxembourg, and the UK, and Travere remains eligible to receive additional market access and sales-based milestones.
•In 2026, the Company expects to continue generating clinical evidence to support FILSPARI’s role as foundational therapy in IgAN, including through ongoing and planned studies and presentations at key medical meetings.
•In 2026, the Company’s partner Chugai Pharmaceutical expects to submit a New Drug Application for sparsentan in Japan. Travere remains eligible to receive regulatory, development and sales-based milestone payments, as well as tiered royalties on net sales of sparsentan.
FILSPARI – Focal Segmental Glomerulosclerosis (FSGS)
•The Company’s PDUFA target action date for its sNDA seeking full approval for FILSPARI in FSGS is January 13, 2026. The Company recently received additional information requests from the FDA to further characterize the clinical benefit of FILSPARI and recently submitted responses to address the Agency’s questions, which are currently under review by the Agency. If approved, FILSPARI would be the first and only medication approved for FSGS, a rare kidney disorder and a leading cause of kidney failure.
•The Company is well positioned for a successful commercial launch of FILSPARI in FSGS, if approved.

Pegtibatinase – Classical Homocystinuria (HCU)
•Following further optimization of its manufacturing process in 2025, the Company is on track to restart the pivotal Phase 3 HARMONY Study in the first quarter of 2026.
The Company will present at the 44th Annual J.P. Morgan Healthcare Conference today at 4:30 p.m. PT, and expects to announce complete full year 2025 financial results and provide a corporate update in February.
About Preliminary Financial Results
The preliminary results set forth above are unaudited, are based on management’s initial review of the Company’s results for the quarter and year ended December 31, 2025, and are subject to revision based upon the Company’s year-end closing procedures and the completion and external audit of the Company’s year-end financial statements. Actual results may differ materially from these preliminary unaudited results following the completion of year-end closing procedures, final adjustments or other developments arising between now and the time that the Company’s financial results are finalized. In addition, these preliminary unaudited results are not a comprehensive statement of the Company’s financial results for the year ended December 31, 2025, should not be viewed as a substitute for full, audited financial statements prepared in accordance with generally accepted accounting principles, and are not necessarily indicative of the Company’s results for any future period.
About Travere Therapeutics
At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com.
FILSPARI® (sparsentan) U.S. Indication
FILSPARI (sparsentan) is indicated to slow kidney function decline in adults with primary immunoglobulin A nephropathy (IgAN) who are at risk for disease progression.
IMPORTANT SAFETY INFORMATION
BOXED WARNING: HEPATOTOXICITY AND EMBRYO-FETAL TOXICITY
Because of the risk of hepatotoxicity, FILSPARI is available only through a restricted program called the FILSPARI REMS. Under the FILSPARI REMS, prescribers, patients and pharmacies must enroll in the program.
Hepatotoxicity
Some Endothelin Receptor Antagonists (ERAs) have caused elevations of aminotransferases, hepatotoxicity, and liver failure. In clinical studies, elevations in aminotransferases (ALT or AST) of at least 3-times the Upper Limit of Normal (ULN) have been observed in up to 3.5% of FILSPARI-treated patients, including cases confirmed with rechallenge.
Measure transaminases and bilirubin before initiating treatment and then every 3 months during treatment. Interrupt treatment and closely monitor patients who develop aminotransferase elevations more than 3x ULN.
FILSPARI should generally be avoided in patients with elevated aminotransferases (>3x ULN) at baseline because monitoring for hepatotoxicity may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
Embryo-Fetal Toxicity
FILSPARI is contraindicated for use during pregnancy because it may cause fetal harm if used by pregnant patients. Therefore, in patients who can become pregnant, exclude pregnancy prior to initiation of FILSPARI. Advise use of effective contraception before the initiation of treatment, during treatment, and for two weeks after discontinuation of treatment with FILSPARI. When pregnancy is detected, discontinue FILSPARI as soon as possible.
Contraindications
FILSPARI is contraindicated in patients who are pregnant. Do not coadminister FILSPARI with angiotensin receptor blockers (ARBs), ERAs, or aliskiren.
Warnings and Precautions
•Hepatotoxicity: Elevations in ALT or AST of at least 3-fold ULN have been observed in up to 3.5% of FILSPARI-treated patients, including cases confirmed with rechallenge. While no concurrent elevations in bilirubin >2-times ULN or cases of liver failure were observed in FILSPARI-treated patients in clinical trials, some ERAs have caused elevations of aminotransferases, hepatotoxicity, and liver failure. To reduce the risk of potential serious hepatotoxicity, measure serum aminotransferase levels and total bilirubin prior to initiation of treatment and then every 3 months during treatment.

Advise patients with symptoms suggesting hepatotoxicity (nausea, vomiting, right upper quadrant pain, fatigue, anorexia, jaundice, dark urine, fever, or itching) to immediately stop treatment with FILSPARI and seek medical attention. If aminotransferase levels are abnormal at any time during treatment, interrupt FILSPARI and monitor as recommended.
Consider re-initiation of FILSPARI only when hepatic enzyme levels and bilirubin return to pretreatment values and only in patients who have not experienced clinical symptoms of hepatotoxicity. Avoid initiation of FILSPARI in patients with elevated aminotransferases (>3x ULN) because monitoring hepatotoxicity in these patients may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
•FILSPARI REMS: Due to the risk of hepatotoxicity, FILSPARI is available only through a restricted program called the FILSPARI REMS. Prescribers, patients, and pharmacies must be enrolled in the REMS program and comply with all requirements (www.filsparirems.com).
•Embryo-Fetal Toxicity: Based on data from animal reproduction studies, FILSPARI may cause fetal harm when administered to a pregnant patient and is contraindicated during pregnancy. The available human data for ERAs do not establish the presence or absence of fetal harm related to the use of FILSPARI. Counsel patients who can become pregnant of the potential risk to a fetus. Exclude pregnancy before initiating treatment with FILSPARI. Advise patients who can become pregnant to use effective contraception prior to initiation of treatment, during treatment, and for two weeks after discontinuation of treatment with FILSPARI. When pregnancy is detected, discontinue FILSPARI as soon as possible.
•Hypotension: Hypotension has been observed in patients treated with ARBs and ERAs. There was a greater incidence of hypotension-associated adverse events, some serious, including dizziness, in patients treated with FILSPARI compared to irbesartan. In patients at risk for hypotension, consider eliminating or adjusting other antihypertensive medications and maintaining appropriate volume status. If hypotension develops, despite elimination or reduction of other antihypertensive medications, consider a dose reduction or dose interruption of FILSPARI. A transient hypotensive response is not a contraindication to further dosing of FILSPARI, which can be given once blood pressure has stabilized.
•Acute Kidney Injury: Monitor kidney function periodically. Drugs that inhibit the renin-angiotensin system (RAS) can cause kidney injury. Patients whose kidney function may depend in part on the activity of the RAS (e.g., patients with renal artery stenosis, chronic kidney disease, severe congestive heart failure, or volume depletion) may be at particular risk of developing acute kidney injury on FILSPARI. Consider withholding or discontinuing therapy in patients who develop a clinically significant decrease in kidney function while on FILSPARI.
•Hyperkalemia: Monitor serum potassium periodically and treat appropriately. Patients with advanced kidney disease, taking concomitant potassium-increasing drugs (e.g., potassium supplements, potassium-sparing diuretics), or using potassium-containing salt substitutes are at increased risk for developing hyperkalemia. Dosage reduction or discontinuation of FILSPARI may be required.
•Fluid Retention: Fluid retention may occur with ERAs, and has been observed in clinical studies with FILSPARI. FILSPARI has not been evaluated in patients with heart failure. If clinically significant fluid retention develops, evaluate the patient to determine the cause and the potential need to initiate or modify the dose of diuretic treatment then consider modifying the dose of FILSPARI.
Most common adverse reactions
The most common adverse reactions (≥5%) are hyperkalemia, hypotension (including orthostatic hypotension), peripheral edema, dizziness, anemia, and acute kidney injury.
Drug interactions
•Renin-Angiotensin System (RAS) Inhibitors and ERAs: Do not coadminister FILSPARI with ARBs, ERAs, or aliskiren due to increased risks of hypotension, syncope, hyperkalemia, and changes in renal function (including acute renal failure).
•Strong and Moderate CYP3A Inhibitors: Avoid concomitant use of FILSPARI with strong CYP3A inhibitors. If a strong CYP3A inhibitor cannot be avoided, interrupt FILSPARI treatment. When resuming treatment with FILSPARI, consider dose titration. Monitor blood pressure, serum potassium, edema, and kidney function regularly when used concomitantly with moderate CYP3A inhibitors. Concomitant use with a strong CYP3A inhibitor increases sparsentan exposure which may increase the risk of FILSPARI adverse reactions.
•Strong CYP3A Inducers: Avoid concomitant use with a strong CYP3A inducer. Concomitant use with a strong CYP3A inducer decreases sparsentan exposure which may reduce FILSPARI efficacy.
•Antacids and Acid Reducing Agents: Administer FILSPARI 2 hours before or after administration of antacids. Avoid concomitant use of acid reducing agents (histamine H2 receptor antagonist and PPI proton pump inhibitor) with FILSPARI. Sparsentan exhibits pH-dependent solubility. Antacids or acid reducing agents may decrease sparsentan exposure which may reduce FILSPARI efficacy.
•Non-Steroidal Anti-Inflammatory Agents (NSAIDs), Including Selective Cyclooxygenase-2 (COX-2) Inhibitors: Monitor for signs of worsening renal function with concomitant use with NSAIDs (including selective COX-2 inhibitors). In patients with volume depletion (including those on diuretic therapy) or with impaired kidney function, concomitant use of NSAIDs (including selective COX-2 inhibitors) with drugs that antagonize the angiotensin II receptor may result in deterioration of kidney function, including possible kidney failure.
•CYP2B6, 2C9, and 2C19 Substrates: Monitor for efficacy of concurrently administered CYP2B6, 2C9, and 2C19 substrates and consider dosage adjustment in accordance with the Prescribing Information. Sparsentan decreases exposure of these substrates, which may reduce efficacy related to these substrates.

•P-gp and BCRP Substrates: Avoid concomitant use of sensitive substrates of P-gp and BCRP with FILSPARI. Sparsentan may increase exposure of these transporter substrates which may increase the risk of adverse reactions related to these substrates.
•Agents Increasing Serum Potassium: Monitor serum potassium frequently in patients treated with FILSPARI and other agents that increase serum potassium. Concomitant use of FILSPARI with potassium-sparing diuretics, potassium supplements, potassium-containing salt substitutes, or other drugs that raise serum potassium levels may result in hyperkalemia.
Please see the full Prescribing Information, including BOXED WARNING, for additional Important Safety Information.
Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track,” “positioned,” “look forward to,” “will,” “would,” “may,” “might,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” or similar expressions. In addition, expressions of strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: continued progress with the FILSPARI launch in IgAN and trends and preliminary estimates of metrics related thereto; statements and expectations regarding the potential approval and commercial launch of FILSPARI in FSGS; development and regulatory milestones, including expected data from the studies described herein and the potential outcome and timing thereof, and potential market access and sales-based milestone payments; statements regarding the Phase 3 HARMONY Study, including expectations regarding the expected timeline to restart study activities; statements regarding the potential for pegtibatinase to become the first disease-modifying therapy for people living with classical HCU; statements and expectations regarding the activities of Chugai Pharmaceuticals, including the planned New Drug Application for sparsentan for the treatment of IgAN in Japan; and statements regarding financial metrics, preliminary estimates thereof, and expectations related thereto, including but not limited to statements regarding net product sales from continuing operations and cash balances. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties related to the Company’s sNDA for FILSPARI in FSGS, including the timing and outcome thereof. There is no guarantee that the FDA will grant approval of FILSPARI for FSGS on the anticipated timeline, or at all. The Company also faces risks and uncertainties related to its business and finances in general, the success of its commercial products, risks and uncertainties associated with its preclinical and clinical stage pipeline, risks and uncertainties associated with the regulatory review and approval process, risks and uncertainties associated with enrollment of clinical trials for rare diseases, and risks that ongoing or planned clinical trials may not succeed or may be delayed for safety, regulatory or other reasons. Specifically, the Company faces risks associated with the ongoing commercial launch of FILSPARI in IgAN, the timing and potential outcome of its and its partners’ clinical studies, market acceptance of its commercial products including efficacy, safety, price, reimbursement, and benefit over competing therapies, risks related to the challenges of manufacturing scale-up, risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI, and risks and uncertainties related to the new administration, including but not limited to risks and uncertainties related to tariffs and the funding, staffing and prioritization of resources at government agencies including the FDA. The Company also faces the risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; and risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, and technological changes that may limit demand for the Company’s products. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties, including under the heading “Risk Factors”, as included in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.